MASTER OPTION AGREEMENT
2002 NON-QUALIFIED STOCK COMPENSATION PLAN

Composite Technology Corporation (“Company”) has granted to the individual (the "Optionee") named in the Stock Option Notice of Modification and Reissuance (the "Notice") to which this Master Option Agreement (the "Option Agreement") is attached an option (the "Option") to purchase certain shares of the Company’s $.001 par value common stock, subject to the terms and conditions of the Composite Technology Corporation 2002 Non-Qualified Stock Compensation Plan, as amended (the "Plan"), this Option Agreement, and the Notice. By signing this Option Agreement and the Notice, the Optionee: (a) represents that the Optionee has read, is familiar with and agrees to the terms and conditions of the Notice, the Plan and this Option Agreement, including the Effect of Termination of Service set forth in Section 4, (b) accepts the Option subject to all of the terms and conditions of the Notice, the Plan and this Option Agreement, (c) agrees to accept all interpretations of the Plan by the Company’s Board of Directors (“Board”) as binding, conclusive and final, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Option Agreement.

WHEREAS, pursuant to a decision of the Board, acting as the Compensation Committee of the Board (“Committee”) administrating the Plan, and having considered the at will employment arrangement, employment agreement, consulting agreement or other arrangement between the parties, as the case may be (the “Optionee Relationship”), the Board has agreed to provide the Optionee with options to acquire shares in the common stock of the Company, subject to the terms and conditions of this Option Agreement, the Notice and the Plan.

NOW, THEREFORE, the parties agree as follows:

1.	Option

Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein and in the Notice and the Plan, the right to purchase from the Company all or any part of an aggregate of the number of shares indicated on the Notice of the Company’s $.001 par value common stock, as such common stock is now constituted, (“Shares”) at the purchase price set forth in Section 2 below.

The vested portion of the Option may be exercised at any time, whether in a single transaction or in multiple transactions, and in the amounts and at the times determined by the Optionee, provided however, that the exercise of such Options is not prohibited by regulations of the Securities and Exchange Commission (“SEC”), or other applicable laws, or regulations at the time of exercise, including without limitation, Company-imposed non-trading or blackout periods in which event the exercise date shall be deemed to be the first business day in which the exercise is permissible under such laws, rules, regulations, and restrictions.  The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

This Option is granted to the Optionee pursuant to the Optionee Relationship to provide incentive to the Optionee in the performance of his duties and responsibilities under the Optionee Relationship.

2.	Purchase Price

The purchase price for each Share subject to the Option shall be as set forth in the Notice.  The purchase price shall be subject to adjustments in the event of an adjustment or change in the capitalization of the Company in accordance with Section 8 hereof.

3.	Vesting

The Option shall be exercisable in whole or in part on or before December 31, 2016 for the number of options according to the vesting schedule set forth in the Notice, provided that the cumulative number of vested Shares as to which this Option may be exercised (except in the event of a change of control as provided in paragraph 8.2 of the Plan and/or section 7 below) shall not exceed the vested amounts on any given date.

The Board or the Committee may, at its sole and entire discretion, accelerate the vesting of all or any portion of any unvested Options.

4.	Effect of Termination of Optionee Relationship

If the Optionee voluntarily terminates the Optionee Relationship, or if the Company terminates the Optionee Relationship for any reason, then as of the effective date of such termination, the unvested portion of the Option shall terminate and shall be of no force or effect.  This paragraph shall not apply to a termination by the Optionee as a result of a Change in Control specified in Section 7 below.

If the Optionee voluntarily terminates the Optionee Relationship, or if the Company terminates the Optionee Relationship for any reason, then as of the effective date of such termination, the vested portion of the Option as of the date of termination shall terminate 91 days after the date of termination and thereafter shall be of no force or effect. This paragraph shall not apply to a termination by the Optionee as a result of a Change in Control specified in Section 7 below.

The termination of the Optionee Relationship shall not affect the Optionee’s right to exercise the vested portion of the Option at any time prior to December 31, 2016.

5.	Exercise

A.  Form of Exercise:  If at any time the Optionee elects to exercise all or any part of the vested portion of the Option, it shall so notify Company in writing.  Such written notice shall specify the number of Shares to be purchased, the Optionee’s address of residence, the Optionee’s social security number and the address to which the shares are to be sent.

B.  Consideration:  Acceptable consideration for the exercise cost, calculated as the number of Shares exercised multiplied by the exercise price, shall be:
i.  Cash or by cashiers’ check, certified check, bank draft or money order or wire transfer.

C.  Withholding:
i.  Requirements:  Before the delivery of any shares pursuant to an exercise, the Company shall be entitled to deduct or withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes required to be paid or withheld with respect to such exercise.
ii.  Withholding arrangements:  The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time may permit the Optionee to satisfy any tax withholding obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Common Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld.

At no time shall the Company allow cashless exercise rights for any Options granted or exercisable under this Option Agreement.

Not less than 100 Common Shares may be purchased under any option exercise unless the number purchased is the total number at the time available for purchase under the Option Agreement.

6.	Issuance of Certificates

As soon as practicable after the exercise of any portion of the Option and provided that the Company is in receipt of full payment of cleared funds representing the full exercise price and any required tax withholding, the Company shall deliver to the Optionee a certificate evidencing the Shares so purchased.

Upon such delivery the Optionee shall have all rights, powers, and interests of a shareholder of the Company with respect to the Shares so acquired.

For a period not less than two years from the later of the date of exercise or termination of the Optionee relationship, the Optionee shall report to the Company as soon as possible in writing to:  Attn:  Company Secretary at the Corporate Headquarters address when any Shares acquired through the exercise of the Option are sold or transferred.  Information provided shall include the Optionee’s name, address, number of shares sold, the date of the sale and the transfer price.  The Optionee shall, at all times abide by the Company’s policies and SEC regulations regarding trading windows and the appropriateness of buying or selling the Company’s stock.

7.	Change in Control

Notwithstanding Section 3 above, in the event of a Change in Control of the Company the unvested portion of the Option shall be fully and immediately vested as of the earlier of (i) the date any proposed Change in Control has been approved by the Company’s board of directors, whether or not all of the terms of such transaction have been determined, (ii) the date Change in Control has actually occurred, or (iii) the occurrence of an event specified in subsection (c) below.

As used herein, “Change in Control” shall mean any of the following:

(a)     The sale or transfer of more than fifty percent (50%) of the assets of the Company, whether in a single transaction or a series of transactions.

(b)     The sale or transfer to any person or Common Group, or acquisition by any person or Common Group, of the larger of (i) thirty percent (30%) or more of the outstanding common stock of the Company or (ii) 80 million shares, whether in a single transaction or a series of transactions occurring within a six (6) month period.  “Common Group” means five or fewer persons.  This subsection shall not apply to common stock acquired by Benton Wilcoxon.

(c)     The death, disability, retirement, or other termination of employment of Benton H Wilcoxon.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by persons who held the Company’s securities immediately before such transaction.

8.	Adjustments or Changes in Capitalization

If at any time before all Shares subject to the Option have been delivered to the Optionee, the Company shall modify its outstanding Shares or exchange for a different number or kind of shares or other securities (“capital adjustment”) by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination or division (split) of its outstanding common stock, or any distribution of stock as a dividend, the Company shall adjust the amount of the Remaining Shares such that the value of the Remaining Shares immediately after such capital adjustment is equal to the value of the Remaining Shares immediately before such capital adjustment or reorganization.  As used herein, “Remaining Shares” shall mean (i) the unexercised portion of the Option, whether vested or nonvested; and (ii) Shares which have been exercised but which have not yet been delivered to the Optionee.

The foregoing adjustments and the manner of the application of these provisions will be decided and determined solely by the Committee (or in its absence, by the Board); their determination shall be final, binding, and conclusive.

9.	Nonalienation.

Except for the exercise provisions allowable for the death of an Optionee as described in Sections 6.8 and 6.9 of the Plan, neither the Option nor any rights granted under the Plan or hereunder may be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

10.	No Rights as a Shareholder:

Except as otherwise specifically set forth herein, no Optionee (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company, including voting and dividend rights, with respect to any Shares issuable pursuant to an Option Grant (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the books of the Company or of a duly authorized transfer agent of the Company, and delivered to the Optionee (or beneficiary). No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as otherwise provided herein.

11.	Entire Agreement

This Option Agreement, the Notice and the Plan represents the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous written or oral agreement with respect thereto.

12.	Choice of Law

This Option Agreement shall be governed by the laws of the State of Nevada.

13.	Amendment

This Option Agreement may be amended only by a writing executed by the parties hereto.

14.	Attorney’s Fees

In the event either party incurs legal expenses to enforce or interpret any provision of this Option Agreement, the prevailing party shall be entitled to recover its legal expenses, including, without limitation, reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party shall be entitled.

In WITNESS WHEREOF, the parties have entered into this Option Agreement on the date first above written.

Composite Technology Corporation

By:		By:
	Benton H Wilcoxon		Domonic J. Carney
	Chairman of the Board of Directors and		Chief Financial Officer
Chief Executive Officer

The Optionee:

By:	Dated:

The Optionee hereby acknowledges receipt of a copy of the Plan and accepts this Option subject to each and every term and provision of such Plan.